Exhibit 99.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Cardtronics, Inc.:
We consent to the incorporation by reference in the registration statement (No. 333-164395) on Form S-3/A of Cardtronics, Inc. of our reports dated March 3, 2010 with respect to the consolidated balance sheets of Cardtronics Inc. as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ (deficit) equity, comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2009, and the effectiveness of internal control over financial reporting as of December 31, 2009, which reports appear in the December 31, 2009 annual report on Form 10-K of Cardtronics, Inc.
/s/ KPMG LLP
Houston, Texas
March 19, 2010